UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

FIRST GEORGIA COMMUNITY CORP.

(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FIRST GEORGIA COMMUNITY CORP.

150 Covington Street

Jackson, Georgia 30233

770-504-1090	John L. Coleman President and Chief Executive Officer

March 25, 2004

Dear Shareholders:

You are cordially invited to attend the annual meeting of First Georgia Community Corp. shareholders, which will be held at 10:00 am on Wednesday, April 21, 2004, at the Butts County Library, 436 E. College Street, Jackson, Georgia 30233.

The purposes of the meeting are the election of directors, the amendment of the First Georgia Community Corp. 2001 Stock Option Plan to increase the number of shares reserved for issuance under the Plan, and other business matters which may arise.

The Official Notice, Proxy Statement, Annual Report to Shareholders, and Proxy are enclosed. It would be most helpful to us if you would kindly complete, sign and mail your proxy card back to us as soon as possible. We would greatly appreciate your voting “FOR” the directors nominated.

I look forward to being with you at the meeting.

Very truly yours,

/s/ John L. Coleman

John L. Coleman President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 21, 2004

TO THE HOLDERS OF COMMON STOCK

OF FIRST GEORGIA COMMUNITY CORP.

The Annual Meeting of Shareholders of First Georgia Community Corp. will be held on Wednesday, April 21, 2004, at 10:00 am, local time, at the Butts County Public Library, 436 East College Street, Jackson, Georgia 30233, for the following purposes:

1.	To elect eleven (11) directors to serve until the 2005 Annual Meeting of Shareholders.

2.	To approve the First Amendment to the First Georgia Community Corp. 2001 Stock Incentive Plan, which provides for an increase in the number of shares reserved for issuance under the Plan to 600,000 shares.

3.	To transact such other business as may properly come before the meeting and any adjournments thereof. Management at present knows of no other business to be presented at the meeting other than the report of management and presentation of financial statements. If other matters properly come before the meeting, the persons named in the proxy will have discretionary authority to vote proxies with respect to such matters in accordance with the recommendation of management.

Shareholders of record at the close of business on March 15, 2004 are entitled to notice of and to vote at the meeting and any recess or adjournment thereof.

For the Board of Directors,

/s/ John L. Coleman

John L. Coleman President and Chief Executive Officer

Jackson, Georgia

March 25, 2004

YOU ARE URGED TO VOTE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE, EVEN IF YOU DO PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING YOU MAY, IF YOU SO DESIRE, REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

FIRST GEORGIA COMMUNITY CORP.

150 Covington Street

Jackson, Georgia 30233

770-504-1090

PROXY STATEMENT

For the Annual Meeting of Shareholders

To be held Wednesday, April 21, 2004

PROXY SOLICITATION

This Proxy Statement is furnished to shareholders of First Georgia Community Corp. (the “Company”), on or about March 26, 2004, in connection with the solicitation of proxies on behalf of the Board of Directors to be voted at the Annual Meeting of Shareholders to be held at 10:00 am on Wednesday, April 21, 2004, or any adjournment thereof. The meeting will be held at the Butts County Public Library, 436 East College Street, Jackson, Georgia.

The person voting the enclosed proxy may revoke it at any time before it is exercised by writing to the President of the Company at its principal office, First Georgia Community Corp., 150 Covington Street, Jackson, Georgia 30233, or by attending the Annual Meeting and choosing to vote in person, in which case any prior proxy given will be revoked. Any written revocation will be effective upon receipt by the President of the Company.

If a shareholder designates how a proxy is to be voted on any of the business to come before the meeting, the signed proxy will be voted in accordance with such designation. If a shareholder fails to designate how the proxy should be voted, the signed proxy will be voted FOR the election of the eleven (11) nominees named below as directors, FOR the amendment of the First Georgia Community Corp. 2001 Stock Incentive Plan (the “Plan”) increasing to 600,000 the number of shares to be issued under the Plan, and in the discretion of the proxy holder as to any other matter that may properly come before the meeting.

The Company will bear the cost of this proxy solicitation, including the charges and expenses of brokerage firms and others which forward material to beneficial owners. Proxies may be solicited in person or by mail, telephone or fax by directors, officers and regular employees of the Company or its subsidiary.

VOTING AT THE ANNUAL MEETING

Shareholders of record at the close of business on March 15, 2004 will be entitled to notice of and to vote at the Annual Meeting. On that date, there were 930,208 shares of common stock outstanding, with each share entitling the holder to one vote upon each matter to be presented at the Annual Meeting.

While the Notice of Annual Meeting calls for the transaction of such other business as may properly come before the meeting, management has no knowledge of any matters to be presented for action by the shareholders except as set forth in this Proxy Statement. The enclosed proxy gives discretionary authority to the persons holding the proxies, which means that they may vote in accordance with their best judgment as to any other business that may properly be brought up at the meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

As authorized by the Bylaws of the Company, the Board of Directors has determined that the Board of Directors of the Company to be elected at the Annual Meeting shall consist of eleven (11) persons. At the Annual Meeting, the eleven directors are to be elected to serve until the 2005 annual meeting of shareholders or until their successors are duly elected and qualified. Management is soliciting proxies to vote for its eleven nominees as directors of the Company. These nominees are as follows:

John L. Coleman, D. Richard Ballard, Charles W. Carter, Alfred D. Fears, Jr., William B. Jones, Harry Lewis, Joey McClelland, Alexander Pollack, Robert Ryan, James H. Warren, and George L. Weaver.

All proxies will be voted in accordance with the stated instructions. If any nominee ceases to be a candidate for election for any reason, the proxy will be voted for a substitute nominee designated by the Board. Proxies cannot be voted for more than eleven (11) persons. Assuming a quorum is represented at the Annual Meeting, the nominees presented above will be elected if they receive the affirmative vote of a plurality of all votes cast at the meeting. As a result, abstentions and broker non-votes, in which a broker does not have discretionary authority to vote shares held in “street name” for a beneficial owner, will not affect the outcome of the election of directors.

Unless otherwise directed, it is the intention of the persons named as proxies to vote for the election of the nominees listed above.

If the above persons are elected as directors of the Company, the Company anticipates electing the same persons to serve as directors of the Company’s sole subsidiary, First Georgia Community Bank (the “Bank”).

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE ABOVE-LISTED ELEVEN (11) NOMINEES TO HOLD OFFICE UNTIL THE 2005 ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Boards of Directors of the Company and the Bank consist of eleven (11) persons, each of whom has been nominated for re-election to the Board of Directors. Each of those persons has been a director of the Company since its organization in 1996. In addition, each of these persons has been a director of the Bank since its organization in 1996. The directors of the Company and the Bank are as follows:

John L. Coleman (58)

Mr. Coleman is the President, Chief Executive Officer and a director of the Company and holds the same positions with the Bank. He has held these positions with the Company since August 1996 and with the Bank since September 1997.

D. Richard Ballard (57)

Mr. Ballard has been affiliated with Haisten Funeral Home, Inc. in Jackson, Georgia since 1967, and is currently its owner. Mr. Ballard is also owner of Ballard Equities, Inc.

Charles W. Carter (68)

Mr. Carter has been affiliated with Carter Builders Supply in Jackson since 1968 and is currently its President. Mr. Carter was an advisory director of Citizens & Southern National Bank and its successor organization, NationsBank, in Jackson from 1978 until 1994.

Alfred D. Fears, Jr. (47)

Mr. Fears’ primary occupation is as an attorney, and he has been practicing law in Jackson, Georgia since

1981. He also manages an apartment rental business in Jackson.

William B. Jones (59)

From 1966 to 1976, Mr. Jones was a teacher, coach and school superintendent in Jackson, Georgia. Since 1977, Mr. Jones has practiced law in Jackson, Georgia, and has been active in the food and petroleum distribution business. Mr. Jones is currently President of Jones Petroleum Co., Meriwether Properties, Inc. and Vice President of Jones & Owenby, Inc., which operates two supermarkets. He also previously served on the Advisory Board of NationsBank in Jackson, Georgia.

Harry Lewis (51)

Mr. Lewis is the Secretary-Treasurer of the Company. He has served in this position since August 1997. Mr. Lewis also owns and operates an automobile dealership in Jackson, Georgia, which he has operated since 1983. He is also President of Playtime Learning Center, Inc.

Joey McClelland (57)

Mr. McClelland presently is retired. Prior to his retirement, he served as a Vice President with International Supply Chain—Home Depot from 2000 to 2003. From 1997 to 1999, Mr. McClelland served as its director of International Consulting. Prior to 1997, Mr. McClelland acted as Executive Director of Marketing and Logistics Consulting, providing design and implementation consulting services to international business operations. Prior to 1989, Mr. McClelland held numerous management level positions in related marketing fields.

Dr. Alexander Pollack (50)

Dr. Pollack is a retired general surgeon and former medical director at the Georgia Diagnostic and Classification Prison in Jackson, Georgia.

Robert Ryan (66)

Since 1983, Mr. Ryan has been President of Atlanta South 75 Inc., an automobile and truck service center. From 1960 to 1983, Mr. Ryan held various management positions with Unocal Corporation, Los Angeles, California. Mr. Ryan served on the Board of Directors of International Speedway Corporation, the Association of Christian Truckers, Rotary Club (Community Relations) and Butts Co. Development Authority. He currently serves on the Board of Directors of the National Association of Truckstop Operators (NATSO) and Peninsula Condominium Association.

James H. Warren (65)

Mr. Warren is President of Sure Power, Inc., Secretary-Treasurer of Brushy Mountain Hydro-Electric Power, Inc. and Alternator & Starter House, Inc.

George L. Weaver (56)

Mr. Weaver has been President of Central Georgia EMC since 1984. From 1971 to 1984, Mr. Weaver held various management positions with Central Georgia EMC. Mr. Weaver served on the Advisory Board of NationsBank of Georgia, N.A. in Jackson, Georgia, and as Vice Chairman of the Board of Directors of Federated Rural Electric Insurance Corp and a member of its Audit Committee. He presently serves as a director of Southeastern Data Corporation (past Chairman of the Board) and Georgia Rural Electric Service Corporation (past Chairman of the Board). Mr. Weaver is a past President of the Georgia Rural Electric Managers Association.

George L. Weaver serves as Chairman of the Company’s Board of Directors. John L. Coleman serves as

President and Chief Executive Officer of the Company and the Bank. Harry Lewis serves as Corporate Secretary of the Company. Each officer serves at the pleasure of the Board of Directors of the Company.

There are not, and have not been during the last five years, any involvements by the above-listed persons in legal proceedings relating to the federal bankruptcy act, federal commodities law violations or securities law violations. In addition, none of the above-listed persons is currently charged with or within the last five years has been convicted of any criminal violations of law (other than minor traffic violations). In addition, there are not, and have not been within the last five years, any orders, judgments or decrees enjoining or limiting any director from engaging in any type of business practice or activity.

Charles W. Carter and Harry Lewis are first cousins. There are no other family relationships among the director nominees or among any of them and any members of management of the Company or the Bank.

There are no arrangements or understandings between the Company and any person pursuant to which any of the above persons have been or will be elected a director. No director is a director of another bank or bank holding company. The Company paid Mr. Fears’s law firm $51,530.01 for legal services rendered to the Company during 2003, and it is anticipated Mr. Fears will provide legal services to the Company during 2004.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Because the Company is a holding company, the only significant asset of which is its wholly-owned subsidiary, the Bank, most of its business activities occur at the Bank level. In addition, the same persons who are management’s nominees as directors of the Company are likely to be elected as directors of the Bank. Therefore, information regarding the Board and committees is being given for both the Company and the Bank.

The Board of Directors of the Company held two (2) meetings and the Board of Directors of the Bank held thirteen (13) meetings during the year ended December 31, 2003.

The Bank has eleven principal permanent committees. These are the Funds Management Committee, the Audit and Compliance Committee, the Marketing Committee, the Building Committee, the Compensation Committee, the Loan Committee, the Strategic Plan Committee, the Technology Committee, the Stock Dividend Committee, the Risk Management Committee and the Nominating Committee.

Audit and Compliance Committee. The Audit and Compliance Committee reviews independent audit reports, reports the findings to the Board of Directors and appoints the independent auditor. The Audit and Compliance Committee also evaluates internal accounting controls, reviews the adequacy of the internal audit budget, personnel and plan, and determines that all audits and exams required by law are performed fully, properly and in a timely fashion. The board of directors has not adopted a written charter for the Audit and Compliance Committee. The Audit and Compliance Committee members are Harry Lewis, Richard Ballard, Alexander Pollack and James H. Warren. Each of these members meets the requirement for independence as defined by the National Association of Securities Dealers’ listing standards. The Audit and Compliance Committee met six (6) times during 2003.

Although none of the members meets the criteria specified under applicable Securities and Exchange Commission regulations for an “audit committee financial expert,” the Board believes that each has the financial knowledge, business experience and independent judgment necessary to serve as the Audit Committee.

Nominating Committee. The Nominating Committee identifies individuals qualified to become directors and recommends to the board the director nominees for the next annual shareholders’ meeting. The committee consists of George Weaver, Harry Lewis and Dan Fears. All of the committee members are independent directors in accordance with the Nasdaq Stock Market listing standards. The Board of Directors has adopted a written charter for the Nominating Committee. A copy of the charter may be obtained by writing to the Corporate Secretary at the Company’s and the Bank’s main office located at 150 Covington Street, Jackson, Georgia 30233. (See “Director Nominations and Shareholder Communications” on page 22.)

Compensation Committee.The Compensation Committee meets to review the compensation and benefits of employees, officers and directors of the Bank and to consider personnel matters of the Bank, including reviewing and approving option grants under the First Georgia Community Corp. 2001 Stock Incentive Plan. The Compensation Committee met one (1) time during 2003. Its members are George Weaver, Harry Lewis, John Coleman and Dr. Alexander Pollack.

AUDIT COMMITTEE REPORT

The Audit Committee reports as follows with respect to the audit of the Company’s 2004 audited consolidated financial statements.

•	The Audit Committee has reviewed and discussed the Company’s 2004 audited consolidated financial statements with the Company’s management;

•	The Audit Committee has discussed with the independent auditors Mauldin & Jenkins, LLC the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements;

•	The Audit Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditor’s independence from the corporation and its related entities) and has discussed with the auditors the auditors’ independence from the Company; and

•	Based on review and discussions of the Company’s 2003 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s 2003 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB.

March 24, 2004	Audit Committee:	Harry Lewis (Chairperson)
D. Richard Ballard
Alexander Pollack
James H. Warren

NON-DIRECTOR EXECUTIVE OFFICERS OF THE BANK

The Bank currently has two executive officers who are not directors of the Company or the Bank. Information regarding their background follows:

Joe Strickland (59)

Mr. Strickland is the Executive Vice President and Senior Credit Officer of the Bank. He began in January of 2004 and will also supervise the Covington Loan Production office. Mr. Strickland is the former President and Chief Operating Officer of Main Street Bank and retired from that position at year end 2001. Previously, he was employed as Northern Division Commercial Banking Executive for NationsBank-South Carolina as successor to C&S Bank.

Elaine S. Kendrick (56)

Ms. Kendrick is the Senior Vice President and Chief Financial Officer of the Bank and has served in that position since October 2003. She has been employed with the Bank since inception in September 1997 as the Senior Vice President and Senior Operations Officer. From 1996-1997, she served as Senior Vice President and Controller of Griffin Federal Savings Bank, Griffin, Georgia. From 1990-1996, she served as Vice President and Controller of Griffin Federal Savings Bank. From 1987-1990, she served as a banking officer for First Union National Bank of Georgia in Griffin and Newnan, Georgia. From 1965-1987, she served in various capacities for Commercial Bank & Trust Company.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

The Company does not separately compensate any of its directors or executive officers. Any compensation paid them is paid by the Bank. The following sets forth certain information concerning the compensation of the Company’s chief executive officer during fiscal years 2003, 2002, and 2001. No other executive officer earned over $100,000 in combined salary and bonus for 2003.

Summary Compensation Table

	Annual Compensation							Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)		Securities Underlying Options (#)	All Other Compensation ($)
John L. Coleman President and Chief Executive Officer	2003 2002 2001	$ $ $	155,000 155,000 155,000	$ $	0 50,000 40,000	— — —	(1) (1) (1)	0 0 15,200	1,803 1,734 1,793	(2) (2) (2)

(1)	Other annual compensation does not include any “perks” and other personal benefits which may be derived from business-related expenditures that in the aggregate do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such person.

(2)	The Company has provided Mr. Coleman with a $250,000 term life insurance policy. The premium paid by the Company in 2003 was $960, in 2002 was $960, in 2001 was $989, and in 2000 was $960. Also, Mr. Coleman and the Bank entered into four split dollar life insurance agreements in 1999 in connection with four life insurance policies insuring Mr. Coleman’s life purchased by the Bank. Compensation income is imputed to Mr. Coleman based on the current term rate for Mr. Coleman’s age multiplied by the aggregate death benefit payable under the policies to Mr. Coleman’s beneficiary. The Bank retains a portion of the death benefits payable under each policy. The maximum death benefit payable to Mr. Coleman’s beneficiary under three of the policies is $150,000 and $50,000 under the fourth policy, or an aggregate of $500,000 death benefit for the four policies. The compensation imputed to Mr. Coleman under these arrangements in 2003 was $843, in 2002 was $774, and in 2001 was $804. See “—Employment Agreement” below.

The Company’s Chief Executive Officer did not receive any stock options during 2003. The following table contains information, with respect to the Company’s Chief Executive Officer, concerning the exercise of options during 2003 and unexercised options held as of the end of 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at FY-End (#)		Dollar Value of In-the-Money Options at FY-End ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
John L. Coleman	0	0	200	0	$1,224	0

(1)	Calculated by subtracting the exercise price from the market price per share of the common stock at fiscal year-end ($18.50) and multiplying the resulting figure by the number of shares subject to options for which the exercise price was less than the market price of the common stock at fiscal year-end.

Employment Agreement

John L. Coleman has an employment agreement dated August 8, 1996 with the Company and the Bank under which he serves as President and Chief Executive Officer of the Company and of the Bank. The employment agreement provides for a five-year term and is annually renewable thereafter. He is paid an annual salary as set forth in the Summary Compensation Table above and is also entitled to performance bonuses. To qualify for the annual bonus, the Bank must have a CAMEL 2 rating for the applicable year. The CAMEL rating is a rating assigned to the Bank each year by the Department of Banking based on its examination of different performance factors, with “1” being the best CAMEL rating and “5” being the worst. If that condition is met, Mr. Coleman will be paid a cash bonus for the year at the discretion of the Compensation Committee and with full approval of the Board of Directors. Mr. Coleman’s minimum cash bonus is a certain percentage of his salary for the year depending on the pre-tax return on average assets (“ROA”) performance of the Bank for the year. Mr. Coleman did not receive a cash bonus in 2003. The bonus formula is as follows:

ROA	Percentage of Salary
Less than .9%	No bonus
.9% or greater; less than 1.0%	5%
1.0% or greater; less than 1.10%	10%
1.10% or greater; less than 1.20%	15%
1.20% or greater; less than 1.30%	20%
1.30% or greater; less than 1.40%	25%
1.40% or greater; less than 1.60%	30%
1.60% or greater; less than 1.75%	35%
1.75% or greater; less than 2.00%	40%
Over 2.00%	50%

Mr. Coleman’s employment agreement has been amended to eliminate its former provisions relating to option grants. He receives health, life and disability insurance under the same plan and terms as other employees of the Bank. He receives a mid-size automobile to be used primarily for business purposes, and the Bank pays operating, maintenance and insurance expenses for the automobile. At Mr. Coleman’s request, the Bank may pay monthly membership dues for Mr. Coleman of up to $75.00 per month at a local country club and up to $3,000 of the club’s initiation fee. Mr. Coleman has not requested such payments to date.

Mr. Coleman’s employment agreement provides for severance pay for Mr. Coleman in the event of Mr. Coleman’s termination (except for cause) after a change of control of the Bank. Under the employment agreement, the term “control” means the acquisition of 25 percent or more of the voting securities of the Bank by any person, or persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934 or the acquisition of between 10 percent and 25 percent of the voting securities of the Bank if the Board of Directors of the Bank or the Comptroller of the Currency, the Federal Deposit Insurance Corporation or the Federal Reserve Bank has made a determination that such acquisition constitutes or will constitute control of the Bank.

The employment agreement provides that if Mr. Coleman is terminated after 365 days as a result of a change of control, Mr. Coleman shall be entitled to receive his salary through the last day of the calendar month of the termination, or payment in lieu of the notice period. In addition, Mr. Coleman would receive an amount equal to three times his then existing annual base salary. The agreement further provides that the payment shall also be made in connection with, or within 120 days after, a change of control of the Bank if such change of control was opposed by Mr. Coleman or the Bank’s Board of Directors. This payment would be in addition to any amount otherwise owed to Mr. Coleman pursuant to his employment agreement.

Executive Officer’s Deferred Compensation Plan

In 1999, the Bank and Mr. Coleman entered into a deferred compensation agreement. Under this agreement, Mr. Coleman will be entitled to receive retirement benefits upon termination of his employment for any reason other than for cause, including a termination of employment following a change of control of the Bank. If Mr. Coleman dies prior to receiving any or all of the payments due him under the agreement, his beneficiary will receive a death benefit. This arrangement and the benefits payable to Mr. Coleman are subject to a vesting schedule if Mr. Coleman’s employment with the Bank terminates during the first five years under the agreement, unless such termination follows a change of control. A “change of control” under the agreement is any transfer of 25% or more of the Bank’s outstanding stock. The vesting schedule is 20% of the benefit if the termination occurs after completion of one year of service, 40% after completion of two years, 60% after completion of three years, 80% after completion of four years, and 100% after completion of five years. The deferred compensation is payable from the general assets of the Bank and Mr. Coleman is an unsecured creditor of the Bank with respect to these benefits. If Mr. Coleman is terminated for cause, he forfeits all benefits under the agreement.

The benefits payable to Mr. Coleman are based on the value of a “deferral account” established under Mr. Coleman’s agreement. The value of the deferral account is determined based upon the growth of life insurance cash values in life insurance policies on Mr. Coleman’s life which were purchased by the Bank in 1999, which growth is reduced by the Bank’s after-tax opportunity cost of the policies, determined based upon a pre-tax yield equal to the Fed Funds rate.

The benefits payable to Mr. Coleman at normal retirement age (age 65) are equal to the sum of the value of the deferral account on the anniversary of the agreement preceding normal retirement age paid out in equal annual installments over 15 years without interest plus an annual payment equal to the growth in the deferral account each year (determined without reducing the deferral account for payments made to Mr. Coleman) from Mr. Coleman’s retirement until his death. The projected value of the deferral account at Mr. Coleman’s normal retirement age is $314,710, which would provide payments of $20,981 per year, plus the payments of the growth in the deferral account which are projected to vary from year to year. The first year aggregate payment to Mr. Coleman (including the projected growth in the deferral account) is projected to be $59,733, the average annual benefit during the first fifteen years is projected to be $68,956 and the average annual benefit over Mr. Coleman’s life is projected to be $67,845, all based on achieving the assumptions used in the projection.

The benefits payable to Mr. Coleman at termination of employment prior to his normal retirement age (other than after a change of control) are the sum of his deferral account at the anniversary of the agreement preceding his date of termination’ times Mr. Coleman’s vested percentage at termination, payable in 15 equal annual installments without interest, plus an annual payment equal to the growth in the deferral account each year from Mr. Coleman’s termination of employment until his death (determined without reducing the deferral account for payments made to Mr. Coleman), times Mr. Coleman’s vested percentage at termination. The benefits payable to Mr. Coleman at his termination of employment after a change of control are the same as a termination prior to normal retirement age except that the vesting schedule does not apply if Mr. Coleman’s termination of employment after a change of control occurs during the first five years of the deferred compensation agreement.

If Mr. Coleman dies prior to termination of employment, the Bank will pay his beneficiary a lump sum benefit equal to his deferral account as of the anniversary of the agreement preceding Mr. Coleman’s death.

Director Compensation

Board Fees. Until September 1, 2003 the directors of the Company and the Bank were paid $750 per month for their service as well as $100 per meeting attended for Board committees to which they are appointed. Since that time, the directors have not and do not currently receive any compensation for meeting attendance.

Deferred Fee Agreements. Effective as of January 1, 2001, the Bank entered into deferred fee agreements with each of its directors (other than Mr.Ryan). Under these agreements, each director will be entitled to receive retirement benefits upon termination of service as a director for any reason other than for cause. If a director’s services are terminated for cause, he forfeits all benefits under the agreement applicable to him.

Benefits will be paid upon a director’s normal or early retirement or disability or in the event of a change in control (defined as a transfer of 25% or more of the Bank’s outstanding stock). If a director dies prior to termination of his service as a director, the Bank will pay his beneficiary a lump sum benefit equal to his deferral account balance as of the date of his death.

Benefits are payable to each director based upon the value in his “deferral account.” Each director’s deferral account includes his accumulated deferred fees plus accrued interest at a rate established annually by the Board of Directors. Benefits are payable in 120 equal monthly installments, including interest at a rate set by the Board of Directors for the year in which the termination of service occurs. This interest rate is currently set at Prime + 1% per annum.

Deferred Compensation Agreements. In 1999, each of the directors of the Bank (other than Mr.Coleman) entered into a deferred compensation agreement with the Bank. The agreements are essentially identical to Mr.Coleman’s deferred compensation agreement described above, but with a 10-year payout of the primary benefit and continued application of the vesting schedule in the event of a change in control.

TRANSACTIONS WITH MANAGEMENT

In the ordinary course of its banking business, the Bank has had and anticipates that it will continue to have transactions with various directors, officers, principal shareholders, and their associates.

In the opinion of management, all loans and commitments to extend loans included in such transactions were made in the ordinary course of business substantially on the same terms, including interest rates and collateral, as those prevailing from time to time on comparable transactions with unaffiliated persons and do not involve more than a normal risk of collectibility or present any other unfavorable features. In management’s opinion, the amount of extensions of credit outstanding at any time from the beginning of the last fiscal year to date to a director, director nominee, executive officer or principal security holder and their associates, individually or in the aggregate, did not exceed the maximum permitted under applicable banking regulations.

STOCK OWNERSHIP OF DIRECTOR NOMINEES, AND

DIRECTOR NOMINEES AND OFFICERS AS A GROUP

The following table sets forth the beneficial ownership of the Company’s common stock by the current directors, nominees for director, executive officers named in the Summary Compensation table, persons who to the Company’s knowledge own more than five percent of the outstanding common stock, and directors and executive officers as a group, as of January 1, 2003. Each indicated person has sole voting and investment power over the indicated shares except as otherwise noted below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage Ownership
D. Richard Ballard	21,145	(1)	2.27%
Charles W. Carter	50,435	(2)	5.42
John L. Coleman	42,711	(3)	4.59
Alfred D. Fears	39,840	(4)	4.28
William B. Jones	106,183	(5)	11.41
Harry Lewis	36,145		3.89
Joey McClelland	35,645	(6)	3.83
Dr. Alexander Pollack	61,013	(7)	6.56
Robert Ryan	27,753	(8)	2.98
James H. Warren	24,185	(9)	2.60
George L. Weaver	46,299	(10)	4.98
All current directors and executive officers as a group (13 persons)	500,514		53.81

(1)	Does not include 300 shares owned by his adult son, over which shares he asserts no voting or investment power.

(2)	Includes 6,700 shares owned by C. Carter, Inc., 1,500 shares owned by Jones Hometown Hardware, 4,400 shares owned by Mr. Carter’s wife, and 600 shares held by his wife as custodian for their grandchildren. Mr. Carter disclaims voting and investment power with respect to the shares held by his wife individually and as custodian. Does not include 1900 shares owned by his adult son and 600 shares owned by his adult daughter over which he asserts no voting or investment power.

(3)	Includes 170 shares owned by Mr. Coleman jointly with his wife, 25,000 shares held in Mr. Coleman’s IRA, 200 shares subject to vested options and 2,341 shares owned by his wife (as to which voting and investment power is disclaimed). Does not include 55 shares owned by each of his adult daughters, over which shares he asserts no voting or investment power.

(4)	Includes 5,941 shares owned by Mr. Fears’ IRA, 650 shares owned by The Fears Firm, PC, 600 shares owned by Fears, Lawrence & Turner, 610 shares owned by his wife and 14,059 shares held by his wife as trustee. Mr. Fears disclaims voting and investment power with respect to the shares held by his wife individually and as trustee.

(5)	Includes 45,632 shares owned by wholly-owned corporations and 1,000 shares held by Mr. Jones’s wife. Mr. Jones disclaims voting and investment power with respect to the shares held by his wife. Does not include 500 shares owned by his adult son, over which shares he asserts no voting or investment power.

(6)	Does not include 100 shares owned by Mr. McClelland’s adult son, 100 shares owned by Mr. McClelland’s adult daughter, or 1,800 shares owned by Mr. McClelland’s mother, over all of which shares he asserts no voting or investment power.

(7)	Includes 12,944 shares held by Pollack Art Foundation.

(8)	Includes 12,753 shares owned by Mr. Ryan and his wife jointly. Does not include 550 shares owned by Mr. Ryan’s adult son or 1,150 shares owned by Mr. Ryan’s stepson, over all of which shares Mr. Ryan asserts no voting or investment power.

(9)	Includes 2,926 shares owned by Mr. Warren’s IRA, 9,300 shares owned jointly with his wife, and 2,926 shares owned by Mr. Warren’s wife’s IRA, over all of which shares he shares voting and investment power; does not include 476 shares owned by his adult daughters, 200 shares owned by his brother and 100 shares owned by his nephew, over all of which shares Mr. Warren asserts no voting or investment power.

(10)	Includes 5,177 shares owned by Mr. Weaver’s IRA.

FILINGS UNDER SECTION 16(a)

Section 16(a) of the Securities and Exchange Act of 1934 required the Company’s executive officers and directors, and persons who own more than 10% of the common stock of the Company, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission.

Executive officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the company with copies of all Section 16(a) forms they file. The Company is not aware of any beneficial owner of more than 10% of its common stock who is not also a director.

Based solely upon a review of the copies of the forms furnished to the Company, the Company believes that during the 2003 fiscal year all filings applicable to its officers and directors were complied with in a timely manner.

PROPOSAL 2: APPROVAL OF THE FIRST AMENDMENT TO THE FIRST GEORGIA COMMUNITY CORP. 2001 STOCK INCENTIVE PLAN

The First Georgia Community Corp. 2001 Stock Incentive Plan (the “Stock Incentive Plan”) was originally adopted by the Board of Directors of the Company on March 17, 2001 and approved by the shareholders of the Company on May 23, 2001.

The Board of Directors originally reserved 250,000 shares of the Company’s common stock for issuance under awards made under the Stock Incentive Plan. The Board of Directors recently approved the First Amendment to the Stock Incentive Plan which increases the number of shares reserved from 250,000 to 600,000, subject to adjustment as provided in the Stock Incentive Plan. At the annual meeting, shareholders will be asked to consider and vote on the approval and adoption of the First Amendment to the Stock Incentive Plan.

Applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), restrict the Company’s ability, in the absence of shareholder approval, to grant incentive stock options under Code Section 421 and to claim deductions which may otherwise be associated with the grant of nonqualified options and stock appreciation rights under Code Section 162(m).

The following description of the Stock Incentive Plan is qualified in its entirety by reference to the applicable provisions of the plan document, as amended, which is attached as Exhibit A.

Terms of the Stock Incentive Plan

Administration

The Stock Incentive Plan is administered by a subcommittee of the Board of Directors whose members are selected by the Board (the “Administrative Committee”). The Administrative Committee must have at least two members. When appointing members to the Administrative Committee, the Board of Directors is guided by the disinterested standards contained in both Section 162(m) of the Code and Rule 16b-3 under the Securities Exchange Act of 1934, as amended. At the present time, the Compensation Committee of the Board of Directors acts as the Administrative Committee. The Administrative Committee has the authority to grant awards under the Stock Incentive Plan and to make all other determinations that it may deem necessary or advisable for the administration of the Stock Incentive Plan. The Administrative Committee’s decisions relating to the administration of the Stock Incentive Plan and grants of equity awards shall be final and binding on all persons.

Awards

The Stock Incentive Plan permits the Administrative Committee to make awards of a variety of equity-based incentives, including stock awards, options to purchase shares of the Company’s common stock, stock appreciation rights, dividend equivalent rights, performance unit awards and phantom shares (collectively, “Stock Incentives”).

These discretionary awards may be made on an individual basis or through a program approved by the Administrative Committee for the benefit of a group of eligible persons. No eligible employee may be granted, during any single calendar year, rights to shares of common stock under stock options or stock appreciation rights which, in the aggregate, exceed 50,000 shares.

Stock Incentives are either subject to a stock incentive agreement or stock option program containing such terms, conditions and restrictions as the Administrative Committee may determine are appropriate. The number of shares of common stock as to which any Stock Incentive is granted and to whom any Stock Incentive is granted is determined by the Administrative Committee, subject to the provisions of the Stock Incentive Plan. Stock Incentives may be made exercisable or settled at the prices and may be made forfeitable or terminable under the terms established by the Administrative Committee, to the extent not otherwise inconsistent with the terms of the Stock Incentive Plan. Stock Incentives generally are not transferable or assignable during a holder’s lifetime.

Stock Incentives

Options. The Stock Incentive Plan provides for the grant of incentive stock options and nonqualified stock options. The Administrative Committee will determine whether a stock option is an incentive stock option or a nonqualified stock option at the time the option is granted. Stock options may be made exercisable on terms established by the Administrative Committee, to the extent not otherwise inconsistent with the terms of the Stock Incentive Plan. The Administrative Committee also may accelerate the times at which a stock option may be exercised subsequent to its grant.

The exercise price of a stock option will be set forth in the applicable stock incentive agreement. The exercise price of an incentive stock option generally may not be less than the fair market value of the common stock on the date of the grant (or not less than 110% of fair market value in the case of certain owner-employees). The Administrative Committee may permit an option exercise price to be satisfied:

•	in cash;

•	by the delivery of previously-owned shares of common stock;

•	through a cashless exercise executed through a broker; or

•	by having a number of shares of common stock otherwise issuable at the time of exercise withheld.

The Administrative Committee also may authorize financing by the Company to assist a participant with payment of the exercise price.

The term of a stock option will be set forth in the applicable stock incentive agreement. The term of any incentive stock option generally may not exceed ten years from the date of grant. Subject to any further limitations in a stock incentive agreement, in the event of a participant’s termination of employment, the term of an incentive stock option will expire, terminate and become unexercisable no later than three months after the date of the termination of employment; provided, however, that if termination of employment is due to death or disability, up to one year may be substituted for the three-month period.

Stock Appreciation Rights. Stock appreciation rights may be granted separately or in connection with another Stock Incentive, and the Administrative Committee may provide that they are exercisable at the discretion of the holder or that they will be paid at a specific time or times or upon the occurrence or non-occurrence of events that may be specified in the applicable stock incentive agreement. Stock appreciation rights may be settled in shares of common stock or in cash, according to terms established by the Administrative Committee with respect to any particular award.

Stock Awards. The Administrative Committee may grant shares of common stock to a participant, subject to restrictions and conditions, if any, as the Administrative Committee may determine.

Other Stock Incentives. Dividend equivalent rights, performance units, and phantom shares may be granted in numbers or units and subject to any conditions and restrictions as determined by the Administrative Comnmittee and will be payable in cash or shares of common stock, as determined by the Administrative Committee.

Tax Reimbursement Payments

The Administrative Committee may make cash tax reimbursement payments designed to cover tax obligations of recipients that result from the exercise of a Stock Incentive.

Termination of Stock Incentives

The terms of a particular Stock Incentive may provide that they terminate, among other reasons:

•	upon the holder’s termination of employment or other status with respect to the Company or any affiliate of the Company;

•	upon a specified date;

•	upon the holder’s death or disability; or

•	upon the occurrence of a change in control of the Company or the Company’s banking affiliate.

Stock Incentives may include exercise rights for a holder’s estate or personal representative in the event of the holder’s death or disability. At the Administrative Committee’s discretion, Stock Incentives that are subject to termination may be cancelled, accelerated, paid or continued, subject to the terms of the applicable agreement reflecting the terms of a Stock Incentive and to the provisions of the Stock Incentive Plan.

Reorganizations

The number of shares of common stock reserved for issuance in connection with the grant or settlement of a Stock Incentive or to which a Stock Incentive is subject, the exercise price of an option and the annual limit on the number of shares of common stock that may be subject to options or stock appreciation rights granted to any employee during a calendar year are subject to adjustment in the event of any recapitalization of the Company or similar event effected without the receipt of consideration.

In the event of specified corporate reorganizations, Stock Incentives may be substituted, cancelled, accelerated, cashed out or otherwise adjusted by the Administrative Committee, provided that the adjustment is not inconsistent with the terms of the Stock Incentive Plan or any agreement reflecting the terms of a Stock Incentive. The Company may also use the Stock Incentive Plan to assume obligations previously incurred in favor of persons who are eligible to participate under the Stock Incentive Plan.

Amendments or Termination

Although the Stock Incentive Plan may be amended or terminated by the Board of Directors without shareholder approval, the Board of Directors may condition any amendment upon shareholder approval if shareholder approval is deemed necessary or appropriate in consideration of tax, securities or other laws. No amendment or termination by the Board of Directors may adversely affect the rights of a holder of a Stock Incentive without the holder’s consent.

Benefits to Named Executive Officers and Others

As of February 20, 2004, 40,700 shares of common stock are subject to outstanding Stock Incentives granted under the Stock Incentive Plan. In addition, upon approval of the First Amendment to the Stock Incentive Plan, the Administrative Committee intends to grant options to purchase an additional 63,200 shares of the Company’s stock to executive officers of the Company. The Administrative Committee has not yet made any determination as to which other eligible participants will be granted Stock Incentives under the Stock Incentive Plan in the future.

Equity Compensation Plan Table

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	40,700	$13.39	37,550
Equity compensation plans not approved by security holders	63,200	$12.60	286,800
Total	103,900	$12.91	324,350

Federal Income Tax Consequences

The following discussion outlines generally the federal income tax consequences of participation in the Stock Incentive Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Stock Incentive Plan.

Incentive Stock Options

A participant will not recognize income and will not be taxed upon the grant of an incentive stock option nor upon exercise of all or a portion of the option. Instead, the participant will be taxed at the time he or she sells the shares of common stock purchased upon exercise of the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the common stock and the amount for which he or she sells the common stock. If the participant does not sell the shares of common stock during the two-year period from the date of grant of the incentive stock option and one-year period from the date the common stock is transferred to him or her, the gain will be capital gain, and the Company will not be entitled to a corresponding deduction. If the participant sells the shares of common stock at a gain prior to that time, the difference between the amount the participant paid for the common stock and the lesser of fair market value on the date of exercise or the amount for which the common stock is sold will be taxed as ordinary income. If the participant sells the shares of common stock for less than the amount he or she paid for the common stock prior to the one- or two-year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant’s liability for, the alternative minimum tax.

Nonqualified Options

A participant will not recognize income and will not be taxed upon the grant of a nonqualified option or at any time prior to the exercise of all or a portion of the option. At the time the participant exercises all or a portion of a nonqualified option, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and the Company will then be entitled to a corresponding deduction.

Depending upon the period shares of common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares when the nonqualified option was exercised.

Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to the Company.

Other Stock Incentives

A participant will not recognize income and will not be taxed upon the grant of a stock appreciation right, dividend equivalent right, performance unit award or phantom share (collectively, the “Equity Incentives”). Generally, at the time a participant receives payment under any Equity Incentive, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or fair market value of the common stock received, and the Company will then be entitled to a corresponding deduction.

A participant will not be taxed upon the grant of a stock award if the award is not transferable by the participant or is subject to a “substantial risk of forfeiture,” as defined in the Code. When the shares of common stock that are subject to the stock award are no longer subject to a substantial risk of forfeiture, however, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the common stock subject to the award, less any amount paid for such common stock, and the Company will then be entitled to a corresponding deduction. If a participant so elects at the time of receipt of a stock award, he or she may include the fair market value of the common stock subject to the award, less any amount paid for that common stock, in income at that time and the Company will also be entitled to a corresponding deduction at that time.

Withholding Taxes

A participant may be liable for federal, state, or local tax withholding obligations as a result of the grant, exercise or settlement of a Stock Incentive. The tax withholding obligation may be satisfied by payment in the form of cash, certified check, previously owned shares of the Company’s common stock or, if a participant elects with the permission of the Administrative Committee, by a reduction in the number of shares to be received by the participant under the award.

Shareholder Approval

The Board of Directors seeks shareholder approval of the First Amendment to the Stock Incentive Plan and the reservation of an additional 350,000 shares of common stock for the issuance of Stock Incentives under the Stock Incentive Plan because approval is required under the Code as a condition to incentive stock option treatment and will maximize the potential for deductions associated with any other equity-based incentives granted under the Stock Incentive Plan.

Approval of the First Amendment to the Stock Incentive Plan requires the affirmative vote of the holders of at least a majority of the votes cast at the annual meeting. Proxies received which contain no instructions to the contrary will be voted for the approval of the adoption of the Stock Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE APPROVAL OF THE FIRST AMENDMENT TO THE

FIRST GEORGIA COMMUNITY CORP. 2001 STOCK INCENTIVE PLAN

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Mauldin & Jenkins, LLC, acted as the Company’s principal independent certified public accountants for the year ended December 31, 2003. Representatives of Mauldin & Jenkins, LLC will be present at the 2004 Annual Meeting and will have the opportunity to make a statement if they desire to do so and respond to appropriate questions.

Audit and Other Fees Paid to Independent Accountants

The following table sets forth the fees paid to the Company’s independent accountants, Mauldin & Jenkins, LLC, for the services indicated.

	2003	2002
Audit Fees	$46,531	$37,000	*
Audit-Related Fees	$2,216	0
Tax Fees**	$7,535	$5,300
All Other Fees	$4,000	$3,500

*	Based on an estimate provided by Mauldin & Jenkins, LLC. Includes fees for services billed to the Company in the following year in connection with the indicated year’s audit and review of interim financial statements.

**	Consists of tax return preparation services.

Audit Fees

Audit fees represent fees billed by Mauldin & Jenkins for professional services rendered in connection with the (1) audit of the Company’s annual financial statements for 2003 and 2002, and (2) review of the financial statements included in the Company’s quarterly filings on Form 10-QSB, and (3) services provided in connection with statutory and regulatory filings.

Audit Related Fees

Audit related fees represent fees for professional services rendered for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements and not included in “Audit Fees” above. Audit related fees consist of accounting consultations regarding deferred compensation and other real estate owned.

Tax Fees

Tax fees represent the aggregate fees billed in each of the last two fiscal years for professional services rendered by Mauldin & Jenkins for tax compliance, tax advice, and tax planning.

All Other Fees

All other fees consist of Federal Home Loan Bank mortgage collateral verification agreed-upon procedures.

The fees billed by Mauldin & Jenkins are pre-approved by the Audit Committee of the Company in accordance with the policies and procedures for the Audit Committee. The Audit Committee pre-approves all audit and non-audit services provided by the Company’s independent auditors and may not engage the independent auditors to perform any prohibited non-audit services. For 2003, 100% of the fees incurred were pre-approved.

The Audit Committee has considered the provision of non-audit services by Mauldin & Jenkins, LLC and has determined that the provision of such services was consistent with maintaining the independence of Mauldin & Jenkins, LLC.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

General

The Nominating Committee has adopted a policy regarding shareholder communications and director nominations. The Nominating Committee will consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors and who are nominated in accordance with procedures described below.

To submit a recommendation of a director candidate to the Nominating Committee, a shareholder must submit the following information in writing, addressed to the Nominating Committee, in care of the Corporate Secretary, at the main office of the Company at 150 Covington Street, Jackson, Georgia 30233.

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including appropriate biographical information.

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the shareholder making the recommendation, his or her name, address, number of shares of Company common stock beneficially owned, the dates on which the shareholder acquired his or her shares, documentary support for any claim of beneficial ownership and his or her relationship or affiliation with the nominee; and

5.	A statement as to the qualification of the nominee.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Committee at least 120 calendar days prior to the date the Company’s proxy statements was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

Director Qualifications

The Nominating Committee considers the following criteria in selecting nominees: business experience; knowledge of the Company and the financial services industry; experience in serving as director of the Company or of another financial institution or public company generally; wisdom, integrity and ability to make independent analytical inquiries; familiarity with and participation in the communities served by the Company; commitment to and availability for service as a director of the Company; and any other factors the Nominating Committee deems relevant.

Other Shareholder Communications

Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and delivering it to either the Corporate Secretary or the Shareholder Relations Officer of the Company, in each case at the address of the Company’s principal office at 150 Covington Street, Jackson, Georgia 30233. The recipients will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

Shareholder Proposals For 2005 Annual Meeting

Shareholder proposals submitted for consideration at the next Annual Meeting of Shareholders must be received by the Company no later than December 24, 2004 to be included in the 2005 proxy materials. If the Company does not receive such notice prior to that date, proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any such matter.

OTHER MATTERS

The Board of Directors of the Company knows of no other matters that may be brought before the meeting. If, however, any matter other than the election of directors, or matters incidental to the election of directors, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders. If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

The Company will be pleased to make its Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission, available without charge to interested persons. Written requests for the report should be directed to John L. Coleman, President and CEO, First Georgia Community Corp., 150 Covington Street, Jackson, Georgia, 30233.

FIRST GEORGIA COMMUNITY CORP.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, APRIL 21, 2004

The undersigned hereby appoints John L. Coleman and George L. Weaver, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of First Georgia Community Corp., which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held at the Butts County Library, 436 E. College Street, Jackson, Georgia, and at any adjournments of the annual meeting, upon the proposal described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the annual meeting, receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSALS.

PROPOSAL 1: To elect the eleven (11) persons listed below to serve as Directors of First Georgia Community Corp.

                             for a one-year term:

John L. Coleman, D. Richard Ballard, Charles W. Carter, Alfred D. Fears, Jr., William B. Jones, Harry Lewis,

Joey McClelland, Alexander Pollack, Robert Ryan, James H. Warren and George L. Weaver

☐ FOR all nominees listed above (except as indicated below)	☐ WITHHOLD authority to vote for all nominees listed above

INSTRUCTION: To withhold authority for any individual nominee, mark “FOR” above, and write the nominee’s name in

this space                                                                                                                                                                                                                                                  .

PROPOSAL 2: To approve the First Amendment to the First Georgia Community Corp. 2001 Stock Incentive Plan:

☐ FOR ☐ AGAINST ☐ ABSTAIN

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction to the contrary is indicated, it will be voted FOR all of the proposals.

Discretionary authority is hereby conferred as to all other matters which may come before the annual meeting.

If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature(s) of Shareholder(s)

Signature(s) of Shareholder(s)

[LABEL]

Name(s) of Shareholders(s)

Date:                                                                , 2004

  (Be sure to date your Proxy)

Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope.

I WILL                                                      WILL NOT                                                      ATTEND THE ANNUAL SHAREHOLDERS MEETING.

PLEASE RETURN PROXY AS SOON AS POSSIBLE